Exhibit 10.4

Powers of Attorney

I, [Name of Shareholder], am a holder of the corresponding equity interests in Beijing Lianjia Real Estate Agency Co., Ltd. (“Lianjia Real Estate”) as descried in Annex I hereto as of the effective date of the Power of Attorney.  I hereby irrevocably authorize Beike (Tianjin) Investment Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests I hold and will hold in Lianjia Real Estate (“My Equity Interests”) during the term of this Power of Attorney:

WFOE or any person(s) designated by WFOE (including but not limited to directors of WFOE’s parent company, successors of such directors and liquidators in replacement of such directors, excluding any non-independent persons or persons who may result in the conflicts of interest) (“Agent”) is hereby authorized to act on my behalf as my sole and exclusive agent to exercise the rights with respect to all matters concerning My Equity Interests, including without limitation to: (1) convening and attending shareholders’ meetings of Lianjia Real Estate; (2) filing documents with the relevant companies registry as necessary; (3) exercising all the shareholder’s rights including voting rights I am entitled to under the laws and articles association of Lianjia Real Estate, including but not limited to the dividend rights, the rights to sell, transfer, pledge or dispose My Equity Interests in part or in whole; and (4) act on my behalf in the capacity of a shareholder of the Lianjia Real Estate to sign any resolutions and meeting minutes and approve revisions to the articles of association of Lianjia Real Estate; and (5) act as my authorized representative to designate, appoint or replace the legal representative, directors, supervisors, general manager and other senior officers of Lianjia Real Estate and sue or initiate other proceedings against the foregoing persons if they commit any acts that are detrimental to interests of Lianjia Real Estate or its other shareholders. Without written consent of WFOE, I have no right to increase, decrease, transfer, re-pledge, or otherwise dispose or change My Equity Interests.

For the purpose of exercising the right as authorized under this Power of Attorney, WFOE or any person(s) designated by WFOE have the right to access relevant information relating to operations, business, customers, finance, employees, etc. of Lianjia Real Estate, and to inspect relevant data of Lianjia Real Estate, for which I should fully cooperate.

Without prior written consent of WFOE, I shall not directly or indirectly participate, engage in, be involved in or own, or use information acquired from WFOE and Lianjia Real Estate to participate, engage in, be involved in or own any business that may compete with the business of WFOE, Lianjia Real Estate or their affiliates or principal business, nor shall I hold any interests in or receive any benefits from any business that may compete with business of WFOE, Lianjia Real Estate or their affiliates or principal business. For the avoidance of doubt, this Power of Attorney should not be deemed as authorizing myself or other non-independent persons or persons that may results in the conflicts of interest to exercise the rights authorized under this Power of Attorney.

The Agent shall have the right to execute on my behalf the Exclusive Option Agreement entered into by and among I, WFOE, Lianjia Real Estate and related parties on the same date of this Power of Attorney, and the Equity Interests Pledge Agreement entered into by and among I, WFOE, Lianjia Real Estate and related parties on the same day as the Power of Attorney (in each case, including any modification, amendment or restatement to the aforementioned documents, collectively referred to as the “Transaction Documents”) and all the documents to be executed by me as referred in the Transaction Documents, and to perform the Transaction Documents on time, and the exercise of which right shall not restrict in any form the authorization granted hereunder.

All actions taken by Agent associated with My Equity Interests shall be deemed as the actions taken by myself, and the documents executed by Agent shall be deemed to be executed by myself, which I shall acknowledge.

Agent is entitled to re-entrust its rights as authorized to it under this Power of Attorney, and to authorize any other person or entity in connection with the conducting of the abovementioned matters, at its own discretion without giving prior notice to me or obtaining my consent. If required by PRC laws, Agent may only re-authorize a PRC citizen to exercise the aforementioned rights.

Except as otherwise stipulated in this Power of Attorney, the Agent has the right to allocate, use or otherwise dispose of cash dividends and other non-cash proceeds accrued on My Equity Interests according to my oral or written instructions.

As long as I remain a shareholder of Lianjia Real Estate, this Power of Attorney shall be irrevocable and remain effective, which shall come into effects from the effective date hereof.

In the event of occurrence of any dispute arising from or with respect to the performance of this Power of Attorney, either Party may submit such dispute to the Beijing Arbitration Commission for arbitration in Beijing in accordance with the arbitration procedures and rules of such arbitration commission effective at that time. The arbitration tribunal shall consist of three arbitrators appointed in accordance with arbitration rules, among which one is appointed by applicant of the arbitration, one is appointed by the respondent of the arbitration and the third one is jointly appointed by the first two arbitrators through consultations or by Beijing Arbitration Commission. The arbitration shall be conducted in a confidential manner. The language of arbitration shall be Chinese.  The arbitral award shall be final and binding upon both Parties.  Where appropriate, the arbitration tribunal or the arbitrators may, in accordance with the dispute resolution provisions and/or the applicable PRC laws, adjudicate indemnification or injunctive relief (including, without limitation, for the need of the conduct of the business or the compulsory transfer of assets) against the equity interests, assets, property interests or land assets of Beijing Lianjia and its subsidiaries or adjudicate the winding up of Beijing Lianjia and its subsidiaries. In addition, in the period of composition of the arbitral tribunal or if it is appropriate, upon the request of a Party of the dispute, a court of competent jurisdiction, including a PRC court, shall be entitled to impose an interim injunction or other interim relief in aid of the arbitration, and for the purpose of this Paragraph, in addition to the PRC courts,  the courts of Hong Kong, the courts of Cayman Islands and the courts of  where the major assets of Beijing Lianjia and/or its subsidiaries are located shall also be deemed to have jurisdiction for such above purpose. During the arbitration period, this Power of Attorney shall continue to be valid except for the part under dispute and submitted to arbitration.

This Power of Attorney shall be established as of the date when it is duly signed by both Parties (if the party is an individual; or sealed if the party is a non-individual) and shall become effective on the date (subject to the date indicated in the business license) of completion of industrial and commercial registration relating to the capital decrease as approved by Lianjia Real Estate’s shareholders resolution on the same date hereof.  During the valid term of this Power of Attorney, I hereby waive all rights related to the My Equity Interests that have been authorized to the Agent under this Power of Attorney, and shall refrain from exercising such rights by myself.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Power of Attorney on ____, 2018, which shall take effects in accordance with provisions hereof.

Principal:

By:	/s/ Name of Shareholder

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Power of Attorney on ____, 2018, which shall take effects in accordance with provisions hereof.

Accepted by:

Beike (Tianjin) Investment Co., Ltd.

By:	/s/ PENG Yongdong
Name:	PENG Yongdong
Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Power of Attorney on ____, 2018, which shall take effects in accordance with provisions hereof.

Acknowledged by:

Beijing Lianjia Real Estate Agency Co., Ltd.

By:	/s/ PENG Yongdong
Name:	PENG Yongdong
Title:	Legal Representative

Annex I Lianjia Real Estate’s Ownership Structure

Shareholder	认缴注册资本 （人民币/元） Subscribed Capital Contribution (RMB/yuan)	出资比例 Shareholding Percentage
ZUO Hui	7,986,153	59.8090%
SHAN Yigang	475,294	3.5595%
Tianjin Yurui Business Consulting Partnership (Limited Partnership)	941,439	7.0505%
Tianjin Yusi Business Consulting Partnership (Limited Partnership)	398,833	2.9869%
Tianjin Yumin Business Consulting Partnership (Limited Partnership)	364,133	2.7270%
Tianjin Dingcong Business Consulting Partnership (Limited Partnership)	649,374	4.8632%
Tianjin Bojun Business Consulting Partnership (Limited Partnership)	162,810	1.2193%
DANG Jie	65,460	0.4902%
XU Wangang	220,502	1.6513%
GAO Jun	208,780	1.5636%
Shanghai Zhanben Investment Management Center (Limited Partnership)	1,479,685	11.0815%
Beijing Hecheng Venture Capital Investment Partnership (Limited Partnership)	85,906	0.6434%
DU Xin	274,826	2.0582%
CHEN Rong	32,296	0.2419%
RUAN Guangjie	7,277	0.0545%
Total	13,352,768	100.00%

Annex I